                                                                    Exhibit 10.1



                         ASSET ACQUISITION AGREEMENT AND

                             PLAN OF REORGANIZATION

                                     BETWEEN

                                JNI CORPORATION,

                                 JAYMARK, INC.,

                                  JAYCOR, INC.

                                       AND

                       CALIFORNIA TUBE LABORATORIES, INC.





                                  JULY 24, 2000

                                TABLE OF CONTENTS


                                                                                                                Page
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
1.       BASIC TRANSACTION........................................................................................1
         1.1      Acquisition of Assets...........................................................................1
         1.2      Liabilities.....................................................................................1
         1.3      Further Assurances..............................................................................1
         1.4      Purchase Price..................................................................................2
         1.5      The Closing.....................................................................................2

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................2
         2.1      Organization and Good Standing..................................................................2
         2.2      Seller's Capital Structure......................................................................3
         2.3      Power, Authorization and Validity...............................................................3
         2.4      No Violation of Existing Agreements or Laws.....................................................4
         2.5      Ownership of the Assets.........................................................................4
         2.6      Litigation......................................................................................4
         2.7      Taxes...........................................................................................4
         2.8      Financial Statements............................................................................4
         2.9      Absence of Certain Changes or Events............................................................5
         2.10     Absence of Undisclosed Liabilities..............................................................6
         2.11     Real and Leased Property........................................................................6
         2.12     Contracts and Commitments.......................................................................6
         2.13     Brokerage.......................................................................................7
         2.14     Bank Accounts...................................................................................7
         2.15     Employees.......................................................................................7
         2.16     Employee Benefit Plans..........................................................................7
         2.17     Environmental Matters...........................................................................8
         2.18     Intellectual Property...........................................................................8
         2.19     Restrictions on Business Activities............................................................11
         2.20     Governmental Authorization.....................................................................11
         2.21     Interested Party Transactions..................................................................12
         2.22     No Existing Discussions........................................................................12
         2.23     Real Property Holding Corporation..............................................................12
         2.24     Corporate Documents............................................................................12
         2.25     No Misrepresentation...........................................................................12
         2.26     Liability Claims and Insurance.................................................................13

3.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................13
         3.1      Organization and Good Standing.................................................................13
         3.2      Power, Authorization and Validity; Adverse Changes.............................................13
         3.3      No Violations of Existing Agreements or Laws...................................................14
         3.4      Authorized/Outstanding Capital Stock...........................................................14
         3.5      Litigation.....................................................................................14

4.       SELLER PRECLOSING COVENANTS.............................................................................14
         4.1      Maintenance of Business........................................................................14


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                Page
                                                                                                                ----
         4.2      Conduct of Business............................................................................14
         4.3      Regulatory and Third Party Approvals...........................................................15
         4.4      No Other Negotiations..........................................................................15
         4.5      Access to Information..........................................................................15
         4.6      Satisfaction of Conditions Precedent...........................................................15
         4.7      Stockholder Approval...........................................................................15

5.       BUYER PRECLOSING COVENANTS..............................................................................15
         5.1      Regulatory and Third Party Approvals...........................................................16
         5.2      Satisfaction of Conditions Precedent...........................................................16

6.       ADDITIONAL AGREEMENTS...................................................................................16
         6.1      Preparation of Information Statement...........................................................16
         6.2      Divestiture....................................................................................16
         6.3      Seller Liquidation.............................................................................16
         6.4      Registration...................................................................................16
         6.5      "Market Stand-Off" Agreement...................................................................16

7.       CONDITIONS TO OBLIGATIONS OF SELLER.....................................................................18
         7.1      Accuracy of Representations and Warranties.....................................................18
         7.2      Covenants......................................................................................18
         7.3      Compliance with Law............................................................................18
         7.4      Government Consents............................................................................18
         7.5      No Litigation..................................................................................19
         7.6      Favorable Tax Ruling...........................................................................19
         7.7      Compliance with Private Letter Ruling..........................................................19
         7.8      Stockholder Approval...........................................................................19
         7.9      Registration...................................................................................19
         7.10     NASD...........................................................................................19
         7.11     HSR Act........................................................................................19
         7.12     Offering.......................................................................................19

8.       CONDITIONS TO OBLIGATIONS OF BUYER......................................................................19
         8.1      Accuracy of Representations and Warranties.....................................................19
         8.2      Covenants......................................................................................20
         8.3      Compliance with Law............................................................................20
         8.4      Government Consents............................................................................20
         8.5      No Litigation..................................................................................20
         8.6      Third Party Consents...........................................................................20
         8.7      Absence of Material Adverse Change.............................................................20
         8.8      Favorable Tax Ruling...........................................................................20
         8.9      Approvals......................................................................................20
         8.10     Registration...................................................................................20
         8.11     NASD...........................................................................................20
         8.12     HSR Act........................................................................................21


                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
         8.13     Asset Transfer.................................................................................21

9.       TERMINATION OF AGREEMENT................................................................................21
         9.1      Termination....................................................................................21

10.      INDEMNIFICATION.........................................................................................22
         10.1     Indemnification by Seller......................................................................22
         10.2     Indemnification by Buyer.......................................................................22
         10.3     Procedures for Indemnification.................................................................22
         10.4     Defense of Third Party Claims..................................................................23

11.      MISCELLANEOUS...........................................................................................24
         11.1     Governing Law..................................................................................24
         11.2     Assignment; Binding Upon Successors and Assigns................................................24
         11.3     Severability...................................................................................24
         11.4     Counterparts...................................................................................24
         11.5     Amendment and Waivers..........................................................................24
         11.6     No Waiver......................................................................................24
         11.7     Notices........................................................................................24
         11.8     Construction of Agreement......................................................................25
         11.9     No Joint Venture...............................................................................25
         11.10    Further Assurances.............................................................................25
         11.11    Public Announcement............................................................................25
         11.12    Time is of the Essence.........................................................................26
         11.13    "Material Adverse Effect" and "Material Adverse Change"........................................26
         11.14    Absence of Third Party Beneficiary Rights......................................................26
         11.15    Entire Agreement...............................................................................26


                         ASSET ACQUISITION AGREEMENT AND
                             PLAN OF REORGANIZATION


         This Asset Acquisition Agreement and Plan of Reorganization ("AGREEMENT") is made and entered into effective as of the 24th day of July, 2000, by and among JNI Corporation, a Delaware corporation ("BUYER"), Jaymark, Inc., a Delaware corporation ("SELLER"), Jaycor, Inc., a California corporation ("JAYCOR") and California Tube Laboratories, Inc., a California corporation ("CTL").

                                    RECITALS

         WHEREAS, Buyer will acquire the Assets (as defined below) of Seller, for the consideration set forth below, subject to the terms and conditions of this Agreement; and

         WHEREAS, Buyer and Seller intend that the transaction be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(l)(C) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. BASIC TRANSACTION

                  1.1 ACQUISITION OF ASSETS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "CLOSING"), Seller shall transfer, convey, assign and deliver to Buyer, and Buyer shall acquire from Seller, 14,175,000 shares of common stock, $0.001 par value per share, of Buyer owned by Seller (the "ASSETS") on the date of Closing (the "CLOSING DATE"):

                  1.2 LIABILITIES. Buyer will not assume or have any responsibility with respect to any obligation or liability of Seller.

                  1.3 FURTHER ASSURANCES. At any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller shall promptly execute and deliver such instruments of transfer, conveyance, assignment and confirmation, and take such other action, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Assets, to put Buyer in actual possession and control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

                  1.4 PURCHASE PRICE. The purchase price to be paid by Buyer to Seller shall be 14,175,000 shares of common stock, $0.001 par value per share, of Buyer ("BUYER'S COMMON SHARES").

                  1.5 THE CLOSING. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 5:00 p.m., California time, on July 24, 2000 or at such other place, time or date as may be mutually agreed upon in writing by Buyer and Seller. The transfer of the Assets by Seller to Buyer shall be deemed to occur at 10:00 a.m., California time, on the Closing Date. The transfer of the Assets shall be effected by the delivery by Seller of the stock certificates representing the Assets along with a stock power executed in blank, and the delivery by Buyer of stock certificates representing Buyer's Common Shares.

         2. REPRESENTATIONS AND WARRANTIES OF SELLER

                  In this Agreement, including for purposes of Articles II and III, any reference to a "MATERIAL ADVERSE EFFECT" has the meaning as defined in
Section 11.13.

                  In this Agreement, any reference to a Party's "KNOWLEDGE," unless otherwise qualified, means such Party's actual knowledge or, if such party is a corporation, the actual knowledge of such corporation's directors and executive officer, made after reasonable inquiry of the directors and officers reasonably believed to have knowledge of such matters, or expected to have knowledge of such matters by virtue of their positions with such corporation.

                  In this Agreement, any reference to "PERMITTED LIENS" means
(a) liens for current taxes and assessments not yet past due, (b) mechanics and materialmen liens for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators liens arising in the ordinary course of business consistent with past practice ("ORDINARY COURSE") to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect on Seller; pledges of deposits under workmen's compensation laws, employment insurance laws or similar legislation and deposits to secure public or statutory obligations,
(f) easements or reservations or, or rights of others for, rights of way, sewers, electric lines, pipelines, telegraph and telephone lines and other similar purposes, (g) statutory landlord's liens under lease or other encumbrances on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, and (h) encumbrances disclosed in the Disclosure Schedule.

                  Except as disclosed in the Disclosure Schedule which references the specific representations and warranties as to which the exception is made and which is provided to Buyer on or before the date of this Agreement (the "DISCLOSURE SCHEDULE"), Seller represents and warrants to Buyer as follows:

                  2.1 ORGANIZATION AND GOOD STANDING. Seller and its wholly owned subsidiaries, Jaycor and CTL (collectively, the "SUBSIDIARIES"), are duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have the corporate power and authority to own, operate and lease their respective properties and to carry on their respective businesses. Seller and the Subsidiaries are qualified as a foreign corporation in each jurisdiction where qualification is required and where the failure to qualify would have a Material Adverse Effect (as defined in SECTION
11.13 below) on Seller.

                  2.2 SELLER'S CAPITAL STRUCTURE.

                           (a) The authorized capital stock of Seller consists
of Sixteen Million (16,000,000) shares of Common Stock, $.001 par value per share ("SELLER COMMON STOCK"). As of the date hereof and the Closing Date, Three Million Thirty Thousand Six Hundred Thirty-Five (3,030,635) shares of Seller's Common Stock are and will be issued and outstanding. All such outstanding shares of Seller Common Stock (i) are free and clear of all liens, claims and encumbrances, (ii) have been duly authorized, validly issued, fully paid and are nonassessable, (iii) have been issued in compliance with all applicable federal and state securities laws, and (iv) are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Seller or any agreement to which Seller is a party or by which it is bound.

                           (b) Other than the Three Million Thirty Thousand Six
Hundred Thirty-Five (3,030,635) issued and outstanding shares of Seller's Common Stock, and the options granted by Seller to certain employees of Seller to purchase from Seller Four Thousand One Hundred (4,100) shares of Seller's Common Stock (or warrants to purchase such shares of Seller's Common Stock), there are
(i) no equity securities of any class of Seller, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements, other than this Agreement, of any character to which Seller is a party or by which Seller is bound obligating Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Seller or obligating Seller to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements, other than this Agreement, relating to the voting, purchase or sale of Seller's capital stock to which Seller is a party.

                  2.3 POWER, AUTHORIZATION AND VALIDITY.

                           (a) Seller has the corporate right, power, legal
capacity and authority to enter into and perform its obligations under this Agreement. This Agreement has been or will be duly executed and delivered by Seller. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by all necessary corporate action on the part of Seller (other than the approval and adoption of this Agreement by the stockholders of Seller as required under Delaware law). The Board of Directors of Seller (at a meeting duly called and held) has unanimously approved the execution, delivery and performance of this Agreement by Seller, and unanimously recommended the adoption and approval of this Agreement by Seller's stockholders and directed that this Agreement be submitted for consideration by Seller's stockholders.

                           (b) No filing, authorization or approval with or of
any governmental entity is necessary or required to be made or obtained to enable Seller to enter into, and to perform its obligations under this Agreement (other than the approval and adoption of this Agreement by the stockholders of Seller as required under Delaware law).

                           (c) Assuming the due authorization, execution and
delivery by Buyer, this Agreement is, or when executed and delivered by Seller will be, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to approval of Seller's stockholders, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  2.4 NO VIOLATION OF EXISTING AGREEMENTS OR LAWS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Articles of Incorporation or Bylaws of Seller, as currently in effect, (b) any instrument or contract to which Seller is a party or by which Seller is bound or (c) any federal, state, local or foreign law judgment, decree, order, statute, or regulation applicable to Seller or its assets or properties, other than, with respect to (a), (b) and (c), any such conflict, termination, breach or violation that would not have a Material Adverse Effect on Seller.

                  2.5 OWNERSHIP OF THE ASSETS. Seller is and immediately prior to the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to Buyer good, clear, record and marketable title to such Assets, free and clear of any claim, liability, lien, pledge, mortgage, security interest, restriction or encumbrance (collectively, "ENCUMBRANCES") of any kind; and (ii) the delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in Buyer, free and clear of all Encumbrances of any kind or nature whatsoever.

                  2.6 LITIGATION. Seller is not a party to or, to the best of Seller's knowledge, threatened with, and none of the Assets is subject in any respect to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets.

                  2.7 TAXES. Seller and the Subsidiaries have filed all Tax Returns that were required to be filed and all such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller and the Subsidiaries have been paid or adequate provisions made therefor. For purposes of this Agreement, "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, franchise, profits, withholding, social security, unemployment, disability, real property, sales, use, transfer or other tax of any kind whatsoever, including any interest, penalty or additions thereto, whether disputed or not. For purposes of this Agreement, "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

                  2.8 FINANCIAL STATEMENTS. Each of the financial statements of Seller provided to Buyer has been based upon the information contained in Seller's and the Subsidiaries' books and records and presents fairly, in all material respects, the financial condition of Seller and the

Subsidiaries and such financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated.

                  2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, Seller has conducted its business in the Ordinary Course and, since such date, Seller has not:

                           (a) suffered any event or occurrence that has had or
can reasonably be expected to have a Material Adverse Effect on Seller;

                           (b) suffered any damage, destruction or loss, whether
covered by insurance or not, which in the aggregate has had or can reasonably be expected to have a Material Adverse Effect on Seller;

                           (c) granted any material increase in the compensation
payable or to become payable by Seller to its officers or employees other than increases in the Ordinary Course to employees who are not officers;

                           (d) declared, set aside or paid any dividend or made
any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

                           (e) issued any shares of its capital stock or any
warrants, rights, or options for, or entered into any commitment (other than this Agreement) relating to such capital stock;

                           (f) made any change in the accounting methods or
practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                           (g) sold, leased, abandoned or otherwise disposed of
any real property, machinery, equipment or other operating property other than in the Ordinary Course;

                           (h) sold, assigned, transferred, licensed or
otherwise disposed of any patent, patent right, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

                           (i) other than this Agreement, entered into any
material commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the Ordinary Course that are not reasonably likely to have a Material Adverse Effect;

                           (j) permitted or allowed any of its property or
assets to be subjected to any new mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the Ordinary Course or Permitted Liens;

                           (k) made any capital expenditure or commitment for
additions to property, plant or equipment individually in excess of $25,000 or, in the aggregate, in excess of $50,000;

                           (l) paid, loaned or advanced any amount to, or sold,
transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or Seller, or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the Ordinary Course; or

                           (m) agreed to take any action described in this
Section 2.9, or any action which would constitute a breach of any of the representations or warranties of Seller contained in this Agreement.

                  2.10 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, Seller and the Subsidiaries have no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) arising out of, relating to or in connection with Seller and the Subsidiaries prior to the Closing or any occurrences, events or transactions entered into at or prior to the Closing Date, including Taxes with respect to or based upon transactions or events occurring on or before the Closing Date, except (i) obligations under contracts or commitments described on the Disclosure Schedules attached hereto or under contracts and commitments entered into in the Ordinary Course, (ii) liabilities reflected on the liability side of the consolidated balance sheet of Seller and the Subsidiaries, (iii) liabilities and obligations which have arisen after the date of Seller's consolidated balance sheet in the Ordinary Course (none of which is a liability for breach of contract, tort, infringement, claim, lawsuit or material breach of warranty), and (iv) other liabilities and obligations expressly disclosed in or contemplated by this Agreement or the Disclosure Schedules attached hereto.

                  2.11 REAL AND LEASED PROPERTY.

                           (a) Seller has provided to Buyer complete and
accurate copies of each of the leases to which Seller is a party, and none of the leases have been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither Seller nor the Subsidiaries is in default in any respect, and to the best of Seller's knowledge, no circumstances exist which could result in such default (including upon the giving of notice or the passage of time or both), under any of such leases.

                           (b) neither Seller nor the Subsidiaries are a lessor,
sublessor or grantor under any lease, sublease, consent, license or other instrument granting to another person or entity any right to the possession, use, occupancy or enjoyment of the plants, buildings, fixtures and other improvements located on real property owned or leased by Seller or the Subsidiaries other than (i) Buyer, or (ii) as described on an attached schedule.

                  2.12 CONTRACTS AND COMMITMENTS.

                           (a) as of the date hereof, neither Seller nor the
Subsidiaries are a party to any oral or written:

                                    (i) contract with any labor union;

                                    (ii) agreement or indenture relating to the
borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the Assets;

                                    (iii) license or royalty agreements;

                                    (iv) nondisclosure or confidentiality
agreements (other than with employees); or

                                    (v) guaranty of any obligation for borrowed
money or otherwise that relates to the Assets.

                  2.13 BROKERAGE. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or the Subsidiaries.

                  2.14 BANK ACCOUNTS. The Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Seller maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                  2.15 EMPLOYEES. There are no claims, actions, proceedings or investigations pending or threatened against Seller with respect to or by any employee or former employee of Seller and there are no claims, actions, proceedings or investigations pending or threatened against any employees of Seller. The Disclosure Schedule contains a list of the names of all employees and consultants of Seller as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

                  2.16 EMPLOYEE BENEFIT PLANS.

                           (a) With respect to current or former employees,
Seller does not maintain, contribute to or have any liability with respect to any (i) nonqualified deferred compensation or retirement plans or arrangements,
(ii) qualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), (iii) multiemployer plans (as defined in Section 3(37) of ERISA), (iv) employee benefit plans of the type described in Section 4063 and 4064 of ERISA or in Section 413(c) of the Code, (v) employee welfare benefit plans (as defined in Section 3(1) of ERISA), or (vi) fringe benefit plans or programs (including, without limitation, bonus, vacation pay, sick pay, incentive pay and severance plans or programs).

                           (b) With respect to the Jaymark Employee Stock Option
Plan, no actions, investigations, suits or claims with respect to such plan (other than routine claims for benefits) are pending or threatened that could subject Buyer to any liability and Seller has no knowledge of any facts which could reasonably be expected to give rise to any such actions, investigations, suits or claims.

                           (c) None of the employee benefit plans, programs and
policies of Seller or the Subsidiaries with respect to current or former employees obligates Seller or the Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is described in or contemplated by
Section 28OG of the Code.

                           (d) There is no employee benefit plan, program,
policy or arrangement presently or formerly maintained or contributed to by Seller or the Subsidiaries with respect to which Seller or the Subsidiaries has any liability that could reasonably be expected to subject Buyer to any liability.

                  2.17 ENVIRONMENTAL MATTERS.

                           (a) Seller and the Subsidiaries have complied and are
in compliance with, in all material respects, all environmental laws.

                           (b) Neither Seller nor the Subsidiaries have received
any written notice regarding any material liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any environmental law.

                  2.18 INTELLECTUAL PROPERTY.

                           (a) For purposes of this Agreement, "INTELLECTUAL
PROPERTY" means:

                                    (i) all issued patents, reissued or
reexamined patents, revivals of patents, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "ISSUED PATENTS");

                                    (ii) all published or unpublished,
nonprovisional or provisional, patent applications and reexamination proceedings (collectively "PATENT APPLICATIONS" and, with the Issued Patents, the "PATENTS");

                                    (iii) all copyrights, copyrightable works,
including all rights of authorship, use, publication, reproduction, distribution, performance and transformation, moral rights and rights of ownership of copyrightable works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, conventions (collectively, "COPYRIGHTS");

                                    (iv) trademarks, registered trademarks,
applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "TRADEMARKS");

                                    (v) all technology, ideas, inventions,
designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

                                    (vi) all databases and all collected data
and all rights therein throughout the world;

                                    (vii) all computer software, including all
source code, object code, firmware, development tools, files, records and data; and

                                    (viii) all Web addresses, rights and domain
names.

                           (b) With respect to each item of Intellectual
Property incorporated into any product of Seller or used in connection with any service offered or provided by Seller or otherwise used in the business of Seller and in each case owned by Seller or licensed to Seller (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat on standard, non-negotiated terms and conditions), DISCLOSURE SCHEDULE 2.18 attached hereto lists as of the date of this Agreement the following:

                                    (i) all Patents, all registered Trademarks,
and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

                                    (ii) the following agreements relating to
the products or service offerings or capabilities of Seller, including products or service offerings or capabilities currently under development (collectively the "SELLER SERVICES") or other Intellectual Property of Seller: all (A) agreements granting any right to distribute or sublicense any of Seller Services on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Seller, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to or by Seller are $25,000 or more, (D) joint development agreements, (E) any agreement by which Seller grants any ownership right to any Intellectual Property owned by Seller other than nonexclusive software licenses entered into with customers in the Ordinary Course, (F) any option relating to any Intellectual Property of Seller, and (G) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of any computer software, database or other Copyright that is part of Seller Intellectual Property of Seller.

                           (c) DISCLOSURE SCHEDULE 2.18 contains an accurate
list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use any Intellectual Property owned by any third party (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat on standard non-negotiated terms and conditions and any rights implied by law) ("THIRD PARTY INTELLECTUAL PROPERTY").

                           (d) To the best of Seller's knowledge, there is no
unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property of Seller, including any Third Party Intellectual Property, by any employee or former employee of Seller or by any other third party. Except as set forth in DISCLOSURE SCHEDULE 2.18, Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Buyer or its counsel. Except as set forth in DISCLOSURE SCHEDULE 2.18, there are no royalties, fees or other payments payable by Seller to any Person, under any written or oral contract or understanding or otherwise, by reason of the ownership, use, sale or disposition of any Intellectual Property.

                           (e) Seller is not in breach of any material portion
of any license, sublicense or other agreement relating to Intellectual Property of Seller and the Subsidiaries or Third Party Intellectual Property Rights. Except as set forth in DISCLOSURE SCHEDULE 2.18, neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the transaction contemplated by this Agreement will contravene, conflict with or result in an infringement on Buyer's right to own or use any Seller Intellectual Property, including any Third Party Intellectual Property.

                           (f) All Patents, registered Trademarks and registered
Copyrights held by Seller are valid and enforceable. Except for such as are not past due, all maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. To the best of Seller's knowledge, Seller has not infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Third Party Intellectual Property or other proprietary right or asset owned or used by any third party. There is no proceeding pending or, to the best of Seller's knowledge, threatened, nor has any written claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Seller Intellectual Property or Third Party Intellectual Property. Seller is involved in no pending or unresolved proceedings alleging infringement of Seller Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                           (g) Except as set forth in DISCLOSURE SCHEDULE 2.18,
all current and former officers and managerial and technical employees and employees engaged in development of Seller have executed and delivered to Seller an agreement regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons, the form of which has been supplied to Buyer. Except as set forth in DISCLOSURE SCHEDULE 2.18, all current and former consultants and independent contractors to Seller involved in the development, modification, marketing and servicing of Seller's products, and/or Seller Intellectual Property have executed and delivered to Seller an agreement regarding the protection of proprietary information and the assignment to Seller of any Intellectual Property arising from services performed for Seller by such persons. To the knowledge of Seller, no employee or independent contractor of Seller is in violation of any term relating to Intellectual Property of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Seller or, to Seller's knowledge, of any other term of any such agreements or contracts. Except as set forth in DISCLOSURE SCHEDULE 2.18, other than with respect to Third Party Intellectual Property that is not used in connection with Seller Services, no current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Intellectual Property. To the best of Seller's knowledge, Seller is not using any trade secrets or other confidential information of any former employer of any past or present employees.

                           (h) Seller has taken all commercially reasonable and
customary measures and precautions necessary to protect and maintain the confidentiality of all Seller Intellectual Property (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns. All use, disclosure or appropriation of confidential and proprietary information of any third party ("CONFIDENTIAL INFORMATION") has, to Seller's knowledge, been pursuant to the terms of a written agreement between Seller and the owner of such Confidential Information, or is otherwise lawful.

                           (i) A complete list of each of Seller Services,
together with a brief description of each, is set forth in DISCLOSURE SCHEDULE
2.18. Seller Services conform in all material respects with a published specification, published documentation or written performance standard, if any, provided with respect thereto by Seller.

                           (j) Seller is not subject to any proceeding or
outstanding decree, order, judgment, or stipulation which may affect the validity, use or enforceability of any Seller Intellectual Property or restricting in any manner the use, transfer, or licensing thereof by Seller. Seller is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Seller of Seller Intellectual Property or Seller Services, excluding agreements relating to Third Party Intellectual Property.

                           (k) To the best of Seller's knowledge, Seller owns
all right, title and interest in, or has the right to use, all Intellectual Property that is material to or reasonably necessary to the conduct of its business as presently conducted ("MATERIAL SELLER INTELLECTUAL PROPERTY"). Seller is not aware of any loss, cancellation, termination or expiration of any Patent or Patent Application, registered Trademark, or registered Copyright relating to any Material Seller Intellectual Property. Copies of all forms of nondisclosure or confidentiality agreements currently utilized to protect Seller Intellectual Property have been provided to Buyer. Except as set forth in DISCLOSURE SCHEDULE 2.18, Seller has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license, furnish or distribute any Seller Services in any market segment or geographic location.

                  2.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or currently proposed business practice of Seller or the conduct of business by Seller as currently conducted or as currently proposed to be conducted.

                  2.20 GOVERNMENTAL AUTHORIZATION. Seller has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Seller (collectively, the "AUTHORIZATIONS"), and all of such Authorizations are in full force and effect, except where the failure to obtain such consent, license, permit, grant, or other authorization would not have a Material Adverse Effect on Seller.

                  2.21 INTERESTED PARTY TRANSACTIONS.

                           (a) No director or officer of Seller has any interest
in (i) any material equipment or other material property or asset, real or personal, tangible or intangible used in connection with or pertaining to the business of Seller, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of Seller's products, (iii) any entity that competes with Seller, or with which Seller is affiliated or has a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which Seller is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or on the Nasdaq Stock Market.

                           (b) Except as contemplated by this Agreement and
except for any outstanding stock options, Seller is not a party to any (i) agreement with any officer or other employee of Seller the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  2.22 NO EXISTING DISCUSSIONS. As of the date hereof, Seller is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Buyer with respect to any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions.

                  2.23 REAL PROPERTY HOLDING CORPORATION. Seller is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  2.24 CORPORATE DOCUMENTS. Seller has furnished to Buyer, or its representatives, for its examination (i) copies of its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the Board of Directors and any committees thereof and (ii) to the extent requested by Buyer, all permits, orders, and consents issued by any Governmental Entity with respect to Seller. Such corporate books and records of Seller are complete and accurate in all material respects, and the signatures of all officers and directors of Sellers and the signatures of all other persons appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction.

                  2.25 NO MISREPRESENTATION. No representation or warranty by Seller in this Agreement, the officer's certificate referenced in Section 7.1 and 7.2 of this Agreement or the Disclosure Schedule furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Seller has delivered or made available to Buyer or its representatives true and complete copies of all documents which are referred to in this Article II or in the Disclosure Schedule.

                  2.26 LIABILITY CLAIMS AND INSURANCE. Seller and the Subsidiaries have maintained customary and adequate insurance covering claims for injury to persons or property caused by Seller and the Subsidiaries' products and services. Neither Seller nor the Subsidiaries have received notice of or other communication regarding any actual or threatened (i) cancellation or invalidation of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         3. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants, that, except as disclosed in Disclosure Schedules delivered by Buyer to Seller herewith as amended from time to time in non-material respects prior to Closing:

                  3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified as a foreign corporation in each jurisdiction where the nature of its business or location of its properties requires such qualification and where the failure to qualify would have a Material Adverse Effect on Buyer.

                  3.2 POWER, AUTHORIZATION AND VALIDITY; ADVERSE CHANGES.

                           (a) Buyer has the corporate right, power, legal
capacity and authority to enter into and perform its obligations under this Agreement. This Agreement has been or will be duly executed and delivered by Buyer. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by Buyer's Board of Directors and no other corporate approvals or proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby.

                           (b) No filing, authorization or approval,
governmental or otherwise, is necessary or required to be made or obtained to enable Buyer, to enter into, and to perform its obligations under this Agreement, except for such filings as may be required to comply with federal and state securities laws.

                           (c) Assuming the due authorization, execution and
delivery by Seller, this Agreement is, or when executed and delivered by Buyer and the other parties thereto will be, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  3.3 NO VIOLATIONS OF EXISTING AGREEMENTS OR LAWS. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Buyer, as currently in effect or (b) any instrument or contract to which Buyer is a party or by which Buyer is bound, or (c) any federal, state, local or foreign law, judgment, writ, decree, order, statute, rule or regulation applicable to Buyer or their respective assets or properties, other than, with respect to (a), (b) and (c), any such, conflict, termination, breach or violation that would not have a Material Adverse Effect on Buyer.

                  3.4 AUTHORIZED/OUTSTANDING CAPITAL STOCK. The authorized capital stock of Buyer consists of: 100,000,000 shares of Common Stock, of which 22,677,954 shares are issued and outstanding; 5,000,000 shares of undesignated Preferred Stock, of which no shares are issued and outstanding. Buyer's Common Shares to be issued at the Closing will be duly and validly issued, fully paid and nonassessable.

                  3.5 LITIGATION. Buyer is not a party to or, to Buyer's knowledge, threatened with any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority that could have a Material Adverse Effect on Buyer.

         4. SELLER PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Closing, Seller covenants to and agrees with Buyer as follows:

                  4.1 MAINTENANCE OF BUSINESS. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. Seller will use reasonable efforts to carry on and preserve its current business practices.

                  4.2 CONDUCT OF BUSINESS. Except as provided in Section 4.1 above, Seller will continue to conduct its business and maintain its business relationships in the Ordinary Course except as otherwise described in the private letter ruling request submitted by Buyer and Seller to the Internal Revenue Service on December 23, 1999, as such request may be modified or amended and, except in the Ordinary Course, will not, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of Buyer, not to be unreasonably withheld:

                           (a) encumber or permit to be encumbered any of the
Assets;

                           (b) dispose of any of the Assets;

                           (c) enter into any contract for the purchase or sale
of the Assets; or

                           (d) agree to do any of the things described in the
preceding clauses 4.2(a) through 4.2(c).

                  4.3 REGULATORY AND THIRD PARTY APPROVALS. Seller will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body and any third party, which may be required, or which Buyer may reasonably request, in connection with the consummation of the transaction provided for in this Agreement including all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"). Such documents to include, if necessary, a No Action letter (the "NO ACTION LETTER") from the Division of Corporate Finance (the "DIVISION") of the Securities and Exchange Commission (the "COMMISSION") affirming that (a) the distribution by Seller of Buyers' Common Stock is not a "sale" or other "distribution for value" of securities under Section 2(3) of the Securities Act of 1933 (the "ACT"), or
(b) confirm that the Division will not recommend to the Commission any enforcement action if Seller distributes Buyer's Common Shares to Seller's stockholders without registration under the Act, and a letter from the National Association of Securities Dealers (the "NASD") indicating that the transactions contemplated hereunder do not trigger the shareholder voting requirements under NASD Rule 4310(c) 25(H)(i)(c) 2A or B (the "NASD LETTER"). Seller will use its reasonable best efforts to obtain or assist Buyer in obtaining all such authorizations, approvals and consents (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

                  4.4 NO OTHER NEGOTIATIONS. Seller and its directors and officers shall not, directly or indirectly, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transaction involving Seller.

                  4.5 ACCESS TO INFORMATION. Until the Closing Date, Seller will provide Buyer and its agents with reasonable access to the files, books, and records of Seller relating to the Assets. Seller will cause its accountants to cooperate with Buyer and its agents in making available all financial information reasonably requested.

                  4.6 SATISFACTION OF CONDITIONS PRECEDENT. Seller will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in SECTION 8, and Seller will use its best efforts to cause the transaction provided for in this Agreement to be consummated.

                  4.7 STOCKHOLDER APPROVAL. Seller will either hold a special meeting of its stockholders or distribute to its stockholders a written consent at the earliest practicable date to submit this Agreement and related matters for the consideration and approval of Seller's stockholders, which approval will be recommended by Seller's Board of Directors. Such meeting will be called, held and conducted, and any proxies or consent will be solicited, in compliance with applicable law.

         5. BUYER PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Closing, Buyer covenants to and agrees with Buyer as follows:

                  5.1 REGULATORY AND THIRD PARTY APPROVALS. Buyer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body or third party which may be reasonably required, or which Seller may reasonably request, in connection with the consummation of the transactions provided for in this Agreement (including all filings under the HSR Act). Buyer will use all reasonable efforts to obtain all such authorizations, approvals and consents.

                  5.2 SATISFACTION OF CONDITIONS PRECEDENT. Buyer will use its reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in SECTION 7, and Buyer will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated.

         6. ADDITIONAL AGREEMENTS

                  6.1 PREPARATION OF INFORMATION STATEMENT. As soon as practicable after the execution of this Agreement, Seller shall prepare, with the cooperation of Buyer, an information statement for the stockholders of Seller to approve this Agreement and the transaction contemplated hereby. Each of Seller and Buyer agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto; PROVIDED, HOWEVER, Buyer shall not be required to provide any information to Seller that is not otherwise available for public disclosure.

                  6.2 DIVESTITURE. As soon as reasonably practicable, after the execution of this Agreement and in all events prior to the Closing, Seller shall divest itself of all equity interests in any and all other corporate entities such that immediately prior to Closing Sellers' sole assets will be the Assets and cash.

                  6.3 SELLER LIQUIDATION. As soon as reasonably practical after the Closing, Seller will initiate the process of corporate dissolution and will distribute the Buyer's Common Shares, to its stockholders on a pro rata basis.

                  6.4 REGISTRATION. Buyer agrees that in the event that Seller does not receive, or decides to abandon their request for, the No Action Letter, then Buyer will take all commercially reasonable steps to register the Buyer's Common Shares on a Registration Statement. The Registration Statement will be filed concurrently with the execution of this Agreement and Buyer will use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as is reasonably feasible.

                  6.5 "MARKET STAND-OFF" AGREEMENT.

                           (a) Except as provided in Section 6.5(b), 6.5(c),
6.5(d) and 6.5(e) below, Seller shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Buyer's Common Shares held by Seller at any time during such period other than as contemplated by this Agreement, PROVIDED, HOWEVER, that at least Two Million shares of Buyer's Common Shares will not be subject to any transfer restrictions imposed by this Agreement to the extent that the holders of the Two Million shares of Buyer's Common Shares participate in the First Private Offering or the Second Private Offering (as defined below) and PROVIDED FURTHER that in connection with the First Public Offering or the Second Public Offering (as defined below) such shares of Buyer's Common Shares not included in the First Public Offering or the Second Public Offering and held by holders who participate in the First Public Offering or the Second Public Offering, will be subject to any lock-up agreement, (A) as required by the underwriters of the First Public Offering or the Second Public Offering, (B) on the same terms and as agreed to by all other affiliates of Buyer participating in the First Public Offering or the Second Public Offering and (C) without any selective releasing of any obligations under any lock-up agreement. Any transfer by Seller of Buyer's Common Shares to its stockholders will be transferred subject to these transfer restrictions.

                           (b) Upon the closing of the transactions contemplated
by this Agreement up to Two Million shares of Buyer's Common Shares will be sold in a private sale (the "FIRST PRIVATE OFFERING") and will not be subject to any transfer restrictions imposed by this Agreement. All shares of Buyer's Common Shares not sold in the First Private Offering will be subject to the transfer restrictions imposed by Sections 6.5(c) and 6.5(d).

                           (c) In the event that Buyer initiates any public
offering of its shares of common stock within five months of the Closing Date (the "FIRST PUBLIC OFFERING"), then Buyer shall include at least Two Million shares of Buyer's Common Shares in any registration statement used by Buyer for the purpose of effecting a registration of Buyer's shares of common stock (the "REGISTRATION STATEMENT"). If the Registration Statement is declared effective by the Securities and Exchange Commission (the "SEC"), and the offering contemplated thereunder closes (the "REGISTRATION CLOSING DATE") prior to the five month anniversary of the Closing Date, then all outstanding shares of Buyer's Common Shares not sold or transferred pursuant to the First Private Offering or the Registration Statement will be subject to the transfer restrictions stated in Section 6.5(a), and subject to Section 6.5(a), above (i) for a period of 180 days from the Registration Closing Date for 50% of Buyer's Common Shares held by each holder of Buyer's Common Shares and (ii) for a period of 360 days from the Registration Closing Date for 50% of Buyer's Common Shares held by each holder of Buyer's Common Shares.

                           (d) In the even that the Registration Statement is
not declared effective by the SEC or the offering contemplated thereunder is not closed prior to the five month anniversary of the Closing Date, then the holders of Buyer's Common Shares may sell, or transfer in any manner, up to the number of shares of Buyer's Common Shares equal to Two Million minus the number of shares of Buyer's Common Shares sold in the First Private Offering (the "SECOND PRIVATE OFFERING"). All outstanding shares of Buyer's Common Shares not sold or transferred in the First Private Offering or Second Private Offering will be subject to the transfer restrictions stated in Section 6.5(a), and subject to
Section 6.5(a), for 180 days from the date of the closing of the Second Private Offering.

                           (e) In the event that Buyer initiates any public
offering, other than the First Public Offering, of its common stock (the "SECOND PUBLIC OFFERING") during a time period when the sale or transfer of any of Buyer's Common Shares is restricted pursuant to Sections

6.5(a), 6.5(b), 6.5(c) or 6.5(d) hereof, than Buyer agrees to include 20% of Buyer's Common Shares so restricted in any registration statement filed with the SEC for the purpose of effecting the Second Public Offering.

                           (f) Seller and Buyer expressly agree to assign to
Jaycor the right to enforce Section 6.5.

                           (g) The Board of Directors of Jaycor, in their sole
discretion, shall determine which holders of Buyer's Common Shares can participate in the First Private Offering, the Second Private Offering, the First Public Offering or the Second Public Offering and the extent to which such holders can participate.

         7. CONDITIONS TO OBLIGATIONS OF SELLER

         Seller's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Seller):

                  7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in SECTION 3 (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the representations and warranties of Buyer set forth in SECTION 3 that refer specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date shall have been accurate in all material respects as of such specified date, except to the extent that in any of the foregoing cases the failure of such representations and warranties to be accurate in all material respects does not in the aggregate have a Material Adverse Effect on Buyer, and except to the extent that such failure consists of or solely results from events, transactions, liabilities and agreements arising or entered into by Buyer in the Ordinary Course in accordance with the terms of this Agreement where the aggregate effect of such events, transactions, liabilities and agreements does not in the aggregate have a Material Adverse Effect on Buyer, and Seller shall have received a certificate to such effect executed on behalf of Buyer by its Chief Executive Officer or its Chief Financial Officer.

                  7.2 COVENANTS. Buyer shall have performed and complied in all material respects with all of its covenants contained in SECTION 5 and SECTION 6 on or before the Closing Date, and Seller shall have received a certificate to such effect executed on behalf of Buyer by its Chief Executive Officer or Chief Financial Officer.

                  7.3 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transaction contemplated by this Agreement.

                  7.4 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the transaction contemplated by this Agreement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  7.5 NO LITIGATION. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transaction provided for in this Agreement.

                  7.6 FAVORABLE TAX RULING . Seller shall have received a private letter ruling from the Internal Revenue Service (the "Private Letter Ruling"), in a form reasonably acceptable to Seller, which provides that the transfer of the Assets qualifies as a reorganization within the meaning of
Section 368 of the Code.

                  7.7 COMPLIANCE WITH PRIVATE LETTER RULING. In the reasonable opinion of Seller, the transaction as contemplated by this Agreement complies in all material respects with the terms and conditions as set forth in the Private Letter Ruling on the Closing Date.

                  7.8 STOCKHOLDER APPROVAL. The principal terms of this Agreement shall have been approved and adopted by Seller's stockholder's, as required by applicable law.

                  7.9 REGISTRATION. Either Seller has received the No Action Letter or the Buyer's Common Shares is registered under an effective Registration Statement.

                  7.10 NASD. Seller shall have received the NASD Letter.

                  7.11 HSR ACT. The waiting periods (and any extensions thereof) applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired.

                  7.12 OFFERING. Seller has received a firm commitment, in form reasonably acceptable to Seller, from an underwriter reasonably acceptable to Seller to sell at least Two Million shares of Buyer's Common Shares.

         8. CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Buyer):

                  8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in SECTION 2 (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the representations and warranties of Seller set forth in SECTION 2 that refer specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date shall have been accurate in all material respects as of such specified date; except in any of the foregoing cases to the extent that the failure of all such representations and warranties to be accurate in all material respects does not in the aggregate have a Material Adverse Effect on Seller and except to the extent that such failure consists of or solely results from events, transactions, liabilities and agreements arising or entered into by Seller in the Ordinary Course in accordance with the terms of this Agreement where the aggregate effect of such events, transactions, liabilities and agreements does not in the aggregate have a Material Adverse Effect on Seller, and Buyer shall have received a certificate to such effect executed on behalf of Seller by its Chief Executive Officer or its Chief Financial Officer.

                  8.2 COVENANTS. Seller shall have performed and complied in all material respects with all of its covenants contained in SECTION 4 on or before the Closing and Buyer shall have received a certificate to such effect signed on behalf of Seller by its Chief Executive Officer or its Chief Financial Officer.

                  8.3 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency in effect that would prohibit or render illegal the transactions provided for in this Agreement.

                  8.4 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated by this Agreement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  8.5 NO LITIGATION. No litigation or proceeding shall be threatened or pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

                  8.6 THIRD PARTY CONSENTS. Buyer shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all contracts and leases of Seller which if not continued would have a Material Adverse Effect on Seller.

                  8.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change with respect to the Assets.

                  8.8 FAVORABLE TAX RULING. Buyer shall have received a Private Letter Ruling from the Internal Revenue Service, in a form reasonably acceptable to Buyer, which provides that the transfer of the Assets qualifies as a reorganization with the meaning of Section 368 of the Code

                  8.9 APPROVALS. The principal terms of this Agreement shall have been approved and adopted by Seller's stockholders, as required by applicable law.

                  8.10 REGISTRATION. Either Seller has received and delivered a copy of the No Action Letter to Buyer or the Buyer's Common Shares is registered under an effective Registration Statement.

                  8.11 NASD. Seller shall have received and delivered to Buyer a copy of the NASD Letter.

                  8.12 HSR ACT. If applicable, any waiting periods (and any extensions thereof) applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired.

                  8.13 ASSET TRANSFER. Seller shall have executed and delivered such instruments of assignment and assumption, in form and substance reasonably satisfactory to Buyer, as shall be appropriate to provide to convey and assign to, and to vest in, Buyer, good, clear, record and marketable title to the Assets.

         9. TERMINATION OF AGREEMENT

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing.

                           (a) by the mutual written consent of Buyer and
Seller;

                           (b) upon notice by either party, if the Closing shall
not have occurred by December 31, 2000 other than as the result of a breach of this Agreement by the terminating party;

                           (c) by Seller, if there has been a breach by Buyer of
any representation, warranty, covenant or agreement set forth in this Agreement on the part of Buyer which has or can reasonably be expected to have a Material Adverse Effect on Buyer and which Buyer fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Buyer which by its nature cannot be cured);

                           (d) by Buyer, if there has been a breach by Seller of
any representation, warranty, covenant or agreement set forth in this Agreement on the part of Seller which has or can reasonably be expected to have a Material Adverse Effect on Seller and which Seller fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Seller which by its nature cannot be cured);

                           (e) by either party, if either the affirmative vote
of Seller's stockholders to approve the transaction, as required by Delaware law by December 31, 2000; or

                           (f) by either party, if a permanent injunction or
other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transaction will have been issued and will have become final and nonappealable.

         Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

         10. INDEMNIFICATION

                  10.1 INDEMNIFICATION BY SELLER. Jaycor, CTL and Seller shall, jointly and severally, indemnify, defend, protect and hold harmless Buyer, each of its successors and assigns and each of its directors, officers, employees, agents and affiliates (each a "BUYER INDEMNIFIED PARTY"), against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("LOSSES")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty of Seller contained in or made in connection with this Agreement, (ii) the breach by Seller of, or the failure by Seller to observe, any of its respective covenants or other agreements contained in or made in connection with this Agreement, (iii) the business of Jaycor or CTL, or
(iv) any other liability of Jaycor, CTL or Seller incurred as a result of the transfer of the Assets under this Agreement. The indemnification provided for in this Section 10.1 shall terminate twelve months after the Closing Date (and no claims shall be made by Buyer under this Section 10.1 thereafter); PROVIDED, HOWEVER, that Jaycor, CTL and Seller shall jointly and severally indemnify, defend, protect and hold harmless any Buyer Indemnified Party for any and all Taxes incurred by or attributable to the business or operations of Seller (including the transfer of Assets pursuant to this Agreement), Jaycor or CTL on or prior to the Closing; other than Taxes to which Buyer is concurrently liable pursuant to that certain Tax Sharing Agreement dated as of October 1999 by and between Seller and Buyer, and the indemnification period relating to any such Taxes shall terminate on the tenth day after the expiration of the applicable period of limitations on assessments and collections applicable to such taxes under the Code. Seller's stockholders shall receive Buyer's Common Shares subject to the indemnification obligations of Seller to the fullest extent allowed under applicable law.

                  10.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, protect and hold harmless Seller, each of their respective successors and assigns and each of their respective trustees, beneficiaries, employees, agents and affiliates (each a "SELLER INDEMNIFIED PARTY"), against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("LOSSES")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty of Buyer contained in or made in connection with this Agreement, and (ii) the breach by Buyer of, or the failure by Buyer to observe, any of its respective covenants or other agreements contained in or made in connection with this Agreement. The indemnification provided for in this Section 10.2 shall terminate twelve months after the Closing Date (and no claims shall be made by Buyer under this Section 10.2 thereafter).

                  10.3 PROCEDURES FOR INDEMNIFICATION.

                           (a) As used in this Section 10, the term "INDEMNITEE"
means Buyer Indemnified Party or, as the case may be, the Seller Indemnified Party and the term "Indemnifying Party" shall mean Buyer in the case where a Seller Indemnified Party is the Indemnitee, and Seller in the case where a Buyer Indemnified Party is the Indemnitee.

                           (b) An Indemnitee shall promptly give the
Indemnifying Party notice of any matter which the Indemnitee has determined has given rise to a right of indemnification under this Agreement. Such notice shall state the amount of the Loss, if known, the method of computation thereof and the nature of such matter, all with reasonable particularity.

                           (c) If the Indemnification Claim involves a Third
Party Claim, the procedures set forth in Section 10.4 hereof shall be observed by Indemnitee and the Indemnifying Party.

                  10.4 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Section 10 (a "THIRD PARTY CLAIM"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                           (a) Indemnitee shall give the Indemnifying Party
written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Indemnifying Party may undertake control of the defense thereof by counsel of his or its own choosing reasonably acceptable to Indemnitee. If Indemnifying Party has undertaken control of the defense of the matter, Indemnitee may participate in the defense through his or its own counsel at his or its own expense. In the event an Indemnitee desires to assume the defense of the matter, the Indemnitee shall provide the Indemnitor with reasonable assurances of the Indemnitee's ability to bear the costs of such defense and any likely outcome. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such Third Party Claim in any manner which the Indemnitee deems is reasonable with counsel of its own choosing; PROVIDED, HOWEVER, that neither party shall settle a third party claim except as provided in Section 10.4(c). Failure of Indemnitee to furnish written notice to the Indemnifying Party of a Third Party Claim shall not release the Indemnifying Party from his or its obligations hereunder, except to the extent he or it is prejudiced by such failure.

                           (b) Indemnitee and the Indemnifying Party shall
cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Buyer as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

                           (c) Unless the Indemnifying Party has failed to
fulfill his or its obligations under this Section 10, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party has assumed the defense of a Third Party Claim as contemplated by this Section 10.4, no settlement of such Third Party Claim may be made by the Indemnifying Party without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

         11. MISCELLANEOUS

                  11.1 GOVERNING LAW. The Delaware General Corporation Law (irrespective of any choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  11.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

                  11.5 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of Seller's stockholders.

                  11.6 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

                  11.7 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                   (i)      If to Buyer:

                            JNI Corporation
                            9775 Towne Centre Drive
                            San Diego, California 92121
                            Attn:   President
                            Tel:    (858) 535-3121

                   (ii)     If to Seller:

                            Jaymark, Inc.
                            9775 Towne Centre Drive
                            San Diego, California 92121
                            Attn:   President
                            Tel:    (858) 535-3100

         or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.7.

                  11.8 CONSTRUCTION OF AGREEMENT. The language hereof will not be construed for or against any party based solely on that party being the drafting party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

                  11.9 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  11.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

                  11.11 PUBLIC ANNOUNCEMENT. Neither Buyer or Seller will make any public announcement or disclosure of the transaction contemplated by this Agreement without the consent of the other party; provided, however, that Buyer may make independent disclosure, after notice to Seller, in Buyer's sole and absolute judgment, based on the advice of counsel, if it determines that disclosure is required under applicable provisions of federal or state security laws.

                  11.12 TIME IS OF THE ESSENCE. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize reasonable best efforts to satisfy all the conditions to Closing on or before December 31, 2000.

                  11.13 "MATERIAL ADVERSE EFFECT" AND "MATERIAL ADVERSE CHANGE". For purposes of this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" mean or refer to, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, material Intellectual Property rights, business or operating results of such entity, and the Subsidiaries if any, taken as a whole, except that a "Material Adverse Effect" or a "Material Adverse Change" with respect to a company shall not include any adverse change, circumstance or effect (a) that is attributable to a delay of, reduction in or cancellation or change in the terms of customer orders or termination or modification by vendors or suppliers of their relationships with the company, (b) that is due to employee attrition,
(c) resulting from or relating to general business, economic or industry conditions; (d) relating to or resulting directly from implementation of the transactions contemplated by this Agreement or (e) relating to any other acquisition or investment made by Buyer after the date of this Agreement.

                  11.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights.

                  11.15 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      SELLER:

                                      Jaymark, Inc.


                                      By:      /s/ Eric P. Wenaas
                                               ------------------------------
                                      Name:    Eric P. Wenaas
                                               ------------------------------
                                      Title:   President and CEO
                                               ------------------------------

                                      BUYER:

                                      JNI Corporation


                                      By:      /s/ Gloria Purdy
                                               ------------------------------
                                      Name:    Gloria Purdy
                                               ------------------------------
                                      Title:   Chief Financial Officer
                                               ------------------------------


                                      ADDITIONAL SIGNATORIES:

                                      Jaycor, Inc.


                                      By:      /s/ Randy Johnson
                                               ------------------------------
                                      Name:    Randy Johnson
                                               ------------------------------
                                      Title:   Vice President, Finance and CFO
                                               ------------------------------

                                      California Tube Laboratories, Inc.


                                      By:      /s/ Eric P. Wenaas
                                               ------------------------------
                                      Name:    Eric P. Wenaas
                                               ------------------------------
                                      Title:   Chairman
                                               ------------------------------